Exhibit 5.1

March 1, 2013

Intermolecular, Inc.
3011 North First Street
San Jose, CA 95134

Re:            Registration Statement on Form S-8
1,982,113 Shares of Common Stock of Intermolecular, Inc.

Ladies and Gentlemen:

I have examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about March 1, 2013 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 1,982,113 shares of Common Stock of Intermolecular, Inc., a Delaware corporation (the “Company”), $0.001 par value (the “Shares”), to be issued or delivered pursuant to the Company's 2011 Incentive Award Plan (the "Plan").

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act. I am opining herein as to the General Corporation Law of the State of Delaware (the “DGCL"), and I express no opinion with respect to any other laws. I express no opinion herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus, other than as expressly stated herein with respect to the issue of the Shares.

In my capacity as counsel, I have examined the actions taken in connection with the issuance of the Shares and related corporate and other records of the Company that I considered appropriate. On the basis of such examination and consideration of those questions of law I considered relevant, it is my opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with such authorization, the provisions of the Plan and relevant agreements duly authorized by and in accordance with the terms of the Plan, and upon payment for and delivery of the Shares as contemplated by and in accordance with the Plan, the Shares will be validly issued, fully paid and non-assessable.

I consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Sandeep Jaggi
Senior Vice President, Intellectual Property and
General Counsel